Exhibit 99.1

SERITAGE GROWTH PROPERTIES MAKES $100 MILLION LOAN PREPAYMENT

NEW YORK – December 1, 2022 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties, today announced that on November 30, 2022, the Company made a voluntary prepayment of $100 million toward its $1.6 billion term loan facility provided by Berkshire Hathaway Life Insurance Company of Nebraska (“Berkshire Hathaway”).

With the prepayment, $1.06 billion of the term loan facility remains outstanding. The prepayment will also reduce Seritage's total annual interest expense related to the term loan facility by approximately $7.0 million.

About Seritage Growth Properties

Seritage is principally engaged in the ownership, development, redevelopment, management and leasing of diversified and mixed-use properties throughout the United States. As of September 30, 2022, the Company’s portfolio consisted of interests in 121 properties comprised of approximately 16.1 million square feet of gross leaseable area (“GLA”) or build-to-suit leased area, approximately 313 acres held for or under development and approximately 7.9 million square feet of GLA or approximately 631 acres to be disposed of. The portfolio consists of approximately 13.5 million square feet of GLA held by 104 wholly owned properties and 2.6 million square feet of GLA held by 17 unconsolidated entities.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders, risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; the Company’s relatively limited history as an operating company; and environmental, health, safety and land use laws and regulations. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s definitive proxy statement filed with the SEC on September 14, 2022, the Company’s annual report on Form 10-K for the year ended December 31, 2021 and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Seritage Growth Properties

John Garilli

Interim Chief Financial Officer

(212) 355-7800

IR@Seritage.com